Exhibit 10.1

ASTRO-MED INC.

MANAGEMENT BONUS PLAN

GROUP III

Adopted March 15, 2010

ASTRO-MED, INC.

MANAGEMENT BONUS PLAN

GROUP III

TABLE OF CONTENTS

I. OVERVIEW	1

A. Perspective B. Key Points

II. ELIGIBLE PARTICIPANTS	2

A. Rules

1. Dates of Employment a. Annual 2. Leave of Absence 3. Retirees 4. Exclusions

III. ELIGIBLE BONUSES	3

A. Financial

1. Categories 2. Bonus Rates

B. Business
1. Categories 2. Bonus Rates

IV. FINANCIAL OBJECTIVES	4

A. Definition of Financial Measurement Criteria

1. Net Sales 2. Operating Income 3. Net Assets 4. ORONA

V. GENERAL RULES	4-5

VI. PAYOUT MATRIX	6-7

ASTRO-MED, INC.

MANAGEMENT BONUS PLAN

GROUP III

I.           OVERVIEW

A.           Perspective
Astro-Med’s pay for performance philosophy encourages rewarding individuals who are committed to the achievement of their financial and operating goals as well as ensuring our customers are totally satisfied with our products and services.  The Plan provides for incentive pay based on Financial and Business Objectives.

B.           Key Points

1.	Bonuses are earned by achieving ANNUAL Financial Objectives, including Net Sales, Operating Income and ORONA (Operating Income Return on Net Asset) Thresholds.

2.	Participation by a Corporate Officer shall be recommended by the CEO and approved by the Astro-Med, Inc. Compensation Committee.

3.	Bonuses earned for achieving the Financial Thresholds will be paid only on an annual basis.

4.	Bonuses earned on the Business Objectives will be paid only on an annual basis.

5.	To be eligible for the Annual Bonus, Officers must be on the Astro-Med payroll as of the last day of the fiscal year.

6.	Annual bonuses earned by Corporate Officers for achieving the Financial Objectives will be paid only after the issuance of Astro-Med’s Audited Consolidated Financial Statements.

7.	All levels of Operating Income Attainment must include the requisite level of bonuses earned (e.g. adequate bonus reserves must be provided for in the Operating Income reported).

8.	All Bonuses earned will be paid only after review and written approval by Astro-ed’s CEO (and, in the case of a bonus to the CEO, approval of the Compensation Committee).

9.	All combined annual bonuses paid cannot exceed 10% of Astro-Med’s consolidated Operating Income excluding the combined Corporate Management Bonus Plan pool.

10.	All Bonuses earned are based on Operating Income from the Company’s normal operating activities and excludes the financial results from mergers, acquisitions, sale of assets, divestitures, etc.

II.           ELIGIBLE PARTICIPANTS

A.           Rules

1.           Dates of Employment

a.           Annual

(1).
Corporate Officers who are on the payroll as of the last day of the fiscal year to which the bonus relates, and who were on the payroll the first working day of such fiscal year are eligible for a full year’s bonus award.

(2).
Corporate Officers who were on the payroll after the first working day of the fiscal year to which the bonus relates are eligible for a pro rata bonus award.  Corporate officers who are employees for six months or more but less than twelve months are entitled to 25% of the Bonus percent earned by the Group III participants.  Corporate Officers who are employed for less than six months in the current fiscal year do not qualify for the Group III Bonus.

2.           Leave of Absence
           No bonus will be paid to an officer on leave of absence.

3.           Retirees

Officers retiring after age 65 and prior to the last day of the fiscal year, and who were eligible for a bonus in the preceding year are eligible for a pro rata portion of a full year’s bonus (based upon the number of full months prior to retirement).

4.           Exclusions
Officers who are participating in other Company incentive plans (e.g. Sales Incentive Plan, etc.) are not eligible under this plan without written approval of the Astro-Med CEO.

III.           ELIGIBLE BONUS

A.           Threshold and Target Financial Objectives for Net Sales, Operating Income, and Return on Net Assets (RONA) and the related Bonus Rates (Percentage of Base Salary) shall be established annually by the Compensation Committee and communicated to the Plan participants by the CEO.

B.           Plan Participants may also receive a bonus based upon achieving specified Strategic and Tactical Business Objectives.  The maximum Bonus Rate (percentage of Base Salary) that may be earned by a Plan participant based upon achieving such Business Objectives shall be established annually by the Compensation Committee.  The Business Objectives shall be established by the Compensation Committee for the CEO and by the CEO for all other Plan participants and the determination as to achievement of such Business Objectives and the portion of the bonus earned therefor shall be made by the CEO (or, in the case of the CEO, by the Compensation Committee).

IV.           FINANCIAL OBJECTIVES

A.           Definition of Financial Measurement Criteria

1.           Net Sales:  Astro-Med Consolidated Net Sales

2.           Operating Income:  Astro-Med Consolidated Operating Income

3.           Net Assets:  Astro-Med Consolidated Net Assets

4.           ORONA:  Astro-Med Consolidated Ooperating Income                                                = %
  Astro-Med Consolidated Net Assets

Note:           For purposes of ORONA calculations on an annual basis, Astro-Med’s consolidated Net Assets will represent a twelve month average of the Company’s Assets less a twelve month average of Liabilities.

V.           GENERAL RULES

A.           Participation

1.           Corporate Officers as approved by Astro-Med Compensation Committee.

B.           Minimum and maximum Payouts

1.
No bonus will be paid to any Officer on Financial or Business Objectives if either Astro-Med’s Consolidated Operating Income and Net Sales for the fiscal year is less than the applicable Threshold established by the Compensation Committee.

No bonus will be paid in excess of 60% of an Officer’s annual Base Salary.

C.           Definition of Salary

Annual bonuses are based on salary in effect as of the last day of the fiscal year.

D.           Timing of Bonus Payout

1.	Bonus earned for achieving the Financial Objectives and Business Objectives will be paid on an annual basis.

2.	Annual bonuses will be calculated and paid as soon as the Company’s audited financial statements are issued. This should be in March of the following fiscal year.

3.	All bonuses earned will be paid only after review and written approval by Astro-Med’s CEO and approval of the Compensation Committee in the case of the CEO.

E.           Modification and Continuation of the Bonus Plan

The Plan may be modified by Astro-Med’s CEO at any time, provided that any material modification of the Financial Targets, Financial Thresholds or Bonus Rates shall be approved by the Astro-Med, Inc. Compensation Committee.  The Astro-Med CEO has final authority as to any payment hereunder (other than payments to the CEO), including the authority to interpret the provisions of this Plan.  The Compensation Committee has sole discretion as to the continuation of the Plan for any fiscal year and, accordingly, continuation of the Plan beyond the current fiscal year is not guaranteed.